As filed with the Securities and Exchange commission on May 27, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

BankUnited, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	27-0162450
(State of Incorporation)	(I.R.S. Employer Identification No.)

14817 Oak Lane,	Miami Lakes,	FL	33016
(Address of principal executive offices)			(Zip Code)

BankUnited, Inc. Amended and Restated 2023 Omnibus Equity Incentive Plan
(Full Title of the Plan)

Rajinder P. Singh
Chairman, President and Chief Executive Officer
BankUnited, Inc.
14817 Oak Lane
Miami Lakes, FL 33016
(305) 569-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Brandon C. Price
Michael J. Schobel
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Telephone: (212) 402-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed by BankUnited, Inc. (the “Corporation” or the “Registrant”) to register 1,500,000 shares of common stock, par value $0.01 per share (the “Common Stock”), that may be issued under the BankUnited, Inc. Amended and Restated 2023 Omnibus Equity Incentive Plan (the “Plan”), which was approved by the Company’s shareholders on May 21, 2026 (the “Effective Date”). These shares are in addition to the shares previously registered on the Corporation’s Registration Statement on Form S-8 with respect to the Plan filed with the Securities and Exchange Commission on May 16, 2023 (Registration No. 333-271981) (the “Prior Registration Statement”). This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates and is filed in accordance with General Instruction E to Form S-8. Accordingly, pursuant to General Instruction E, the Corporation hereby incorporates by reference herein the contents of the Prior Registration Statement and hereby deems such contents to be a part hereof, except as otherwise updated or modified by this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The Securities and Exchange Commission (the “SEC”) allows the Corporation to “incorporate by reference” in this Registration Statement the information in the documents that it files with the SEC, which means that the Corporation can disclose important information to you by referring you to those documents. The information incorporated by reference in this Registration Statement is considered to be a part of this Registration Statement, and information in documents that the Corporation files later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this Registration Statement. The Corporation incorporates by reference in this Registration Statement the documents listed below and any future filings that it may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, except that the Corporation is not incorporating by reference any information that is deemed to have been furnished and not filed in accordance with the SEC’s rules.

•The Corporation’s Annual Report on Form 10-K for the year ended December 31, 2025 filed on February 26, 2026;

•The Corporation’s Quarterly Reports on Form 10-Q for the period ended March 31, 2026 filed on May 7, 2026;

•The Corporation’s Current Reports on Form 8-K filed on January 21, 2026 (other than those portions that were furnished and not filed), May 12, 2026 and May 21, 2026;

•The portions of the Corporation’s Definitive Proxy Statement on Schedule 14A filed on April 10, 2026 that are incorporated by reference into Part III of the Corporation’s Annual Report on Form 10-K referred to above; and

•The description of the Corporation’s common stock, par value $0.01 per share, contained in the registration statement on Form 8-A (File No. 001-35039) filed with the SEC on January 18, 2011 to register such securities under the Exchange Act, including any amendment or report filed for the purpose of updating such description.
The Corporation will furnish without charge to you, upon written or oral request, a copy of any or all of the documents described above, except for exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents. Requests for copies should be addressed to:
BankUnited, Inc.
Attention: Investor Relations
14817 Oak Lane
Miami Lakes, FL 33016
(305) 231-6400
Item 8. Exhibits.
See Exhibit Index immediately prior to the signature page hereto.

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of BankUnited, Inc. (incorporated herein by reference to Exhibit 3.1 to BankUnited, Inc.’s Annual Report on Form 10-K filed on March 1, 2018)
3.2	Amended and Restated Bylaws of BankUnited, Inc. (incorporated herein by reference to Exhibit 3.1 to BankUnited, Inc.’s Current Report on Form 8-K filed on August 15, 2016)
4.1	BankUnited, Inc. Amended and Restated 2023 Omnibus Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to BankUnited, Inc.’s Current Report on Form 8-K filed on May 21, 2026)
4.2	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to BankUnited, Inc.’s Amendment No. 3 to the Registration Statement on Form S-1 filed on January 18, 2011)
5.1	Opinion of Wachtell, Lipton, Rosen & Katz *
23.1	Consent of Deloitte & Touche LLP *
23.2	Consent of Wachtell, Lipton, Rosen & Katz (contained in its opinion filed as Exhibit 5.1 hereto) *
24.1	Power of Attorney (included on the signature page to this Registration Statement) *
107	Calculation of Filing Fee Table *

* Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami Lakes, State of Florida, on May 27, 2026.

BANKUNITED, INC.

By:	/s/ James G. Mackey
Name:	James G. Mackey
Title:	Chief Financial Officer
POWER OF ATTORNEY
Each of the undersigned officers and directors of BankUnited, Inc. hereby severally constitutes and appoints Rajinder P. Singh and James Mackey, and each of them acting alone, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 27, 2026.

Signature	Title	Date

/s/ RAJINDER P. SINGH	Chairman, President and Chief Executive Officer (Principal Executive Officer)	May 27, 2026
Rajinder P. Singh
/s/ JAMES G. MACKEY	Chief Financial Officer (Principal Financial and Accounting Officer)	May 27, 2026
James G. Mackey
/s/ TERE BLANCA	Director	May 27, 2026
Tere Blanca
/s/ JOHN N. DIGIACOMO	Director	May 27, 2026
John N. DiGiacomo
/s/ MICHAEL J. DOWLING	Director	May 27, 2026
Michael J. Dowling
/s/ DOUGLAS J. PAULS	Director	May 27, 2026
Douglas J. Pauls
/s/ WILLIAM S. RUBENSTEIN	Director	May 27, 2026
William S. Rubenstein
/s/ GERMAINE SMITH-BAUGH	Director	May 27, 2026
Germaine Smith-Baugh
/s/ SANJIV SOBTI	Director	May 27, 2026
Sanjiv Sobti
/s/ LYNNE WINES	Director	May 27, 2026
Lynne Wines
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